UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2018

Sono-Tek Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-16035

New York	14-1568099
(State of Incorporation)	(I.R.S. Employer ID No.)

2012 Route 9W, Milton, New York	12547
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (845) 795-2020

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Dr. Christopher L. Coccio, Chairman of the Board & Chief Executive Officer of Sono-Tek Corporation (the "Company"), has decided to monetize a portion of his equity position in the Company's common stock in order to fund his grandchildren’s higher education/college and diversify his portfolio in a systematic, non-discretionary manner with minimal market impact and in accordance with applicable law and regulations.

Accordingly, pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, Dr. Coccio adopted a written plan on December 10, 2018 relating to future sales of the Company's common stock. Dr. Coccio’s plan will be executed over three periods beginning December 10, 2018 through January 14, 2019, March 1, 2019 through May 15, 2019 and September 1, 2019 through October 15, 2019, unless sooner terminated. Under Dr. Coccio’s plan, orders to sell shares of the Company's common stock will be placed on the open market at prevailing market prices, subject to a price floor. The maximum number of shares to be sold pursuant to the plan is 120,761 shares of the Company's common stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By: /s/ Stephen J. Bagley

Stephen J. Bagley

Chief Financial Officer

December 10, 2018